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                                   PART IV                          (Exhibit 21)

ITEM. 25  LIST OF SUBSIDIARIES

         100% Owned Subsidiaries

         EastGroup Florida Holdings, Inc.
         LNH RI, Inc.
         EGP Orlando, Inc.
         EastGroup Jacksonville, Inc.
         EastGroup Properties General Partners, Inc.
         EastGroup Properties Holdings, Inc.
         EastGroup San Antonio, Inc.
         EastGroup Sunbelt, Inc.
         EastGroup Tampa, Inc.
         LNH Florida, Inc.
         EastGroup Acquisition Corp. II
         Nash IND Corporation


         Partnerships and LLC's with Partner and Members Indented

         EastGroup Properties, L.P.
           98+% EastGroup Properties Holdings, Inc.
            1% EastGroup Properties General Partners, Inc.
           Less than 1% UPREIT unitholder
         EGP San Antonio Partners, Ltd.
           99% EastGroup Properties, Inc.
            1% EastGroup San Antonio, Inc.
         M.O.R. XXXVI Associates Limited
           50% EastGroup Properties, Inc.
           50% EastGroup Florida Holdings, Inc.
         IBG Wiegman Road Associates
           80% Profit interest EastGroup Properties, L.P.
           49% Capital interest EastGroup Properties, L.P.
           31% Capital interest EastGroup Properties, Inc.
           20% Investment Building Group
         Sample I-95 Associates
           99% EastGroup Properties, Inc.
            1% EastGroup Florida Holdings, Inc.
         Interchange Distribution Partnership
           95% EastGroup Properties, L.P.
            5% Nash IND Corporation
         EastGroup Florida Properties, L.P.
           99% EastGroup Properties, Inc.
            1% EastGroup Properties General Partners, Inc.
         University Business Center Associates
           80% Profit interest EastGroup Properties, L.P.
           49% Capital interest EastGroup Properties, L.P.
           31% Capital interest EastGroup Properties, Inc.
           20% JCB Limited
         EastGroup Southbay, LLC
          100% EastGroup Properties, L.P.
         EastGroup Realty Services, LLC
          100% EastGroup Properties, L.P.
         EastGroup Realty Services of Florida, LLC
          100% EastGroup Realty Services, LLC